Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (this “Agreement”) is dated as of May 18, 2015, by and between Catasys, Inc., a Delaware corporation with offices located at 11601 Wilshire Blvd., Suite 950, Los Angeles, California 90025 (the “Company”), and each of the warrant holders identified on the signature pages hereto (each, the “Investor,” and collectively, the “Investors”).

WHEREAS:

A.     The Investors hold warrants to purchase up to certain shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), as set forth next to each Investor’s name on Schedule I attached hereto, at an exercise price of $0.58 per share (the “Warrants), as set forth next to such Investor’s name on Schedule I attached hereto.

B.     The Company wishes to eliminate Warrants to eliminate the treatment of such Warrants as a stockholders’ liability in the Company’s financial statements.

C.     The Company and the Investor desire to enter into this Agreement, pursuant to which the Company shall, exchange each Warrant for one share of the Company’s Common Stock (collectively, the “Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.     EXCHANGES.

1.1     Exchange. Immediately upon the execution of this Agreement by the Investors and the Company (the “Effective Date”), the Investors shall be entitled to receive Shares in exchange for the Warrants currently held by each Investor, as set forth next to such Investor’s name on Schedule I attached hereto upon delivery of the Warrants. Each Investor agrees to promptly deliver his Warrants after the execution of this Agreement.

1.2     Delivery. In exchange for the Warrants, the Company shall within ten (10) Trading Days of receipt by the Company of the Investor’s original certificates evidencing the Warrants, (i) deliver or cause to be delivered to the Investor certificates for the Shares, as set forth next to such Investor’s name on Schedule I attached hereto, or (ii) cause American Stock Transfer & Trust Company, LLC (together with any subsequent transfer agent, the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit the Shares to the Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system.

2. REPRESENTATIONS AND WARRANTIES.

2.1     Investor Representations and Warranties. The Investor hereby represents and warrants to the Company as follows:

(a)     Organization; Authority. The Investor is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full capacity, right, corporate, partnership, limited liability company or similar power and authority, as applicable, to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by the Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor. This Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to in reliance upon specific exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Investor contained in this Agreement in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

(c)     Investor Status. At the time the Investor was offered the Shares hereunder: (i) it was, and as of the date hereof it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act, (ii) it was, and as of the date hereof it is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)     Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)     Offer Process. The Investor acknowledges that the Investor was advised that the Investor would have up to 20 business days to accept the offer to exchange Investors’ Warrants.

(f)     Free and Clear. The Warrants delivered to the Company pursuant to the Agreement will be delivered to the Company free and clear of any and all liens, proxies, agreements and other encumbrances.

2.2     Company Representations and Warranties. The Company represents and warrants to the Investor as follows:

(a)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)     No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the securities hereunder and the consummation by it of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect.

(c)     Issuance of the Securities. The securities to be issued hereunder are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company.

3. LOCK-UP.

In conjunction with the execution of this Agreement, each Investor shall execute a lock-up agreement with respect to the Shares, in substantially the form attached hereto as Exhibit A.

4. MISCELLANEOUS.

4.1     No Commissions. Neither the Company nor the Investor has paid or given, or will pay or give, to any person, any commission or other remuneration, directly or indirectly, in connection with the transactions contemplated by this Agreement.

4.2     Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

4.3     Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

4.4     Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

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IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:

CATASYS, INC.

By:	/s/ Richard Anderson
	Name:	Richard Anderson
	Title:	President and Chief Operating Officer

      IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Investor:

Address for Delivery of Certificates to Investor (if not same as address for notice):

or

DWAC INSTRUCTIONS

Broker Name and DTC Number:

Account Number at DTC Participant

(if applicable):

Shares of Common Stock:

Schedule I

Existing Warrants

	Investor	Date of Original Issuance	Shares of Common Stock Underlying the Warrants	Exercise Price	Expiration Date	Number of Shares of Common Stock to be Issued

1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.

6

Exhibit A

Form of Lock-Up Agreement